Exhibit T3a-63
                                    Delaware

                                 The First State
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         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF
         DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT
         COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA WATER SYSTEMS, INC." AS RECEIVED AND FILED IN THIS OFFICE.
         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1994, AT 3 O'CLOCK P.M.
         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.
         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN
         WATER SYSTEMS,  INC." TO "COVANTA WATER SYSTEMS,  INC.",  FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9
          O'CLOCK A.M.
         CERTIFICATE OF OWNERSHIP, FILED THE EIGHTH DAY OF JUNE, A. D. 2001, AT 9 O'CLOCK A.M.
         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.
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                                     /s/ Harriet Smith Windsor
                                     Harriet Smith Windsor, Secretary of State
2373409 8100H                                 AUTHENTICATION: 2951841
040135936                                     DATE: 02-25-04

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                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 03:00 PM 1/27/1994
                                                        944008565 - 2373409


                          CERTIFICATE OF INCORPORATION
                                       OF
                            OGDEN WATER SYSTEMS, INC.

         1. The name of the corporation is:

                            OGDEN WATER SYSTEMS, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars ($100.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                                    M. A. Brzoska
                                    Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of January, 1994.



                                                              /s/ M. A. Brzoska
                                                              M. A. Brzoska

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT




It is hereby certified that:

         1.                                   The name of the corporation
                                              (hereinafter called the
                                              "corporation") is OGDEN WATER
                                              SYSTEMS, INC.

         2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System,
                                              Inc., the business office of which
                                              is identical with the registered
                                              office of the corporation as
                                              hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of
                                              Directors.

Signed on January 15, 1996.


                                                       /s/
                                                       Authorized Officer






                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 02/06/1996
                                                       960034696 -- 2373409


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            OGDEN WATER SYSTEMS, INC.


It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is Ogden Water Systems, Inc.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is Covanta Water Systems, Inc.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March 2001.


                                                         /s/ Patricia Collins
                                                         Name:  Patricia Collins
                                                         Title:  Asst. Secretary








                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 9:00 AM 03/14/2001
                                                      010126590 - 2373409



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                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 9:00 AM 06/08/2001
                                                     010278719 - 2373409

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               Yorkshire USA, Inc.
                             (Delaware corporations)

                                      INTO

                           Covanta Water Systems, Inc.
                            (a Delaware corporation)

         It is hereby certified that:

1. Covanta Water Systems, Inc. hereinafter sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of each class of the stock of Yorkshire USA, Inc., which is also a business corporation of the State of Delaware.

3. On April 30, 2001, the Board of Directors of the Corporation adopted the following resolutions to merge Yorkshire USA, Inc. into the Corporation

                  RESOLVED that Yorkshire USA. Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Yorkshire USA, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Yorkshire USA, Inc. in its name.

                  RESOLVED that this Corporation shall assume all of the obligations of Yorkshire USA, Inc.

                  RESOLVED that this Corporation shall cause to be executed and filed and or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.



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                  RESOLVED that the effective time of the Certificate of
                  Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be upon filing.


Executed on June 8, 2001

                                                  Covanta Water Systems, Inc.

                                         By:      c/s  Jeffrey R. Horowitz
                                                  Jeffrey R. Horowitz, Secretary